 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2014

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 847-3327
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Share Purchase Agreement
On July 2, 2014, KVH Media Group Limited (“KMG UK”), an indirectly wholly owned subsidiary of KVH Industries, Inc. (the “Company”), entered into a Share Purchase Agreement with Nigel Cleave to acquire all of the issued share capital of Super Dragon Limited (“SDL”) and Videotel Marine Asia Limited (“VMA”, together with SDL referred to as “Videotel”), for an aggregate purchase price of approximately $49 million. Videotel is a maritime training services company based in London that produces and distributes training films and eLearning computer-based training courses to commercial customers in the maritime market. The acquisition was consummated on the same day. The purchase price was determined through arm’s-length negotiation and is subject to a potential post-closing adjustment based on the value of the net assets delivered at the closing.
The Share Purchase Agreement contains certain representations, warranties, covenants and indemnification provisions. The Share Purchase Agreement provides that 10% of the purchase price shall be held in escrow for a period of approximately 21 months after the closing in order to satisfy valid indemnification claims that KMG UK may assert for specified breaches of representations, warranties and covenants.
In the Share Purchase Agreement, the Seller agreed to comply with certain confidentiality, non-competition and non-solicitation covenants with respect to the business of Videotel for a period of 18 months after the closing.
Credit Agreement and Notes
On July 1, 2014, the Company entered into (i) a five-year senior credit facility agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, and the lenders named from time to time as parties thereto (the “Lenders”), for an aggregate amount of up to $80,000,000, including a revolving credit facility (the “Revolver”) of up to $15,000,000 and a term loan (“Term Loan”) of $65,000,000 to be used for general corporate purposes, including both (A) the refinancing of the Company’s current $30,000,000 outstanding indebtedness under its existing credit facility and (B) permitted acquisitions, and (ii)  revolving credit notes (together, the “Revolving Credit Note”) to evidence the Revolver, (iii) term notes (together, the “Term Note,” and together with the Revolving Credit Note, the “Notes”) to evidence the Term Loan, (iv) a Security Agreement (the “Security Agreement”) required by the Lenders with respect to the grant by the Company of a security interest in substantially all of the assets of the Company in order to secure the obligations of the Company under the Credit Agreement and the Notes, and (v) Pledge Agreements (the “Pledge Agreements”) required by the Lenders with respect to the grant by the Company of a security interest in 65% of the capital stock of each of KVH Industries A/S and KVH Industries U.K. Limited held by the Company in order to secure the obligations of the Company under the Credit Agreement and the Notes. Merrill Lynch, Pierce, Fenner & Smith Incorporated, was the sole lead arranger and sole book runner.
The $65 million Term Note was executed in connection with the acquisition of all of the outstanding shares of Videotel pursuant to the Share Purchase Agreement, on July 1, 2014. The proceeds of $35 million were applied toward the payment of a portion of the purchase price for the acquired shares of Videotel, and approximately $30 million was applied toward the refinancing of the outstanding balance of the Company’s existing credit facility. The Company must make principal repayments on the Term Loan in the amount of approximately $1,219,000 at the end of each of the first eight three-month periods following the closing; thereafter, the Company must make principal repayments in the amount of $1,625,000 for each succeeding three-month period until the maturity of the loan on July 1, 2019. On the maturity date, the entire remaining principal balance of the loan, including any future loans under the Revolver, is due and payable, together with all accrued and unpaid interest, penalties and other amounts due and payable under the Credit Agreement. The Credit Agreement contains provisions requiring the mandatory prepayment of amounts outstanding under the Term Loan and the Revolver under specified circumstances, including (i) 100% of the net cash proceeds from certain dispositions to the extent not reinvested in the Company’s business within a stated period, (ii) 50% of the net cash proceeds from stated equity issuances and (iii) 100% of the net cash proceeds from certain receipts of more than $250,000 outside the ordinary course of business. The prepayments are first applied to the Term Loan, in inverse order of maturity, and then to the Revolver. In the discretion of the Administrative Agent, certain mandatory prepayments made on the Revolver can permanently reduce the amount of credit available under the Revolver.

Loans under the Credit Agreement bear interest at varying rates determined in accordance with the Credit Agreement. Each LIBOR Rate Loan, as defined in the Credit Agreement, bears interest on the outstanding principal amount thereof for each interest period from the applicable borrowing date at a rate per annum equal to the LIBOR Daily Floating Rate or LIBOR Monthly Floating Rate, each as defined in the Credit Agreement, as applicable, plus the Applicable Rate, as defined in the Credit Agreement, and each Base Rate Loan, as defined in the Credit Agreement, bears interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate, as defined in the Credit Agreement, plus the Applicable Rate. The Applicable Rate ranges from 1.50% to 2.25%, depending on the Company’s Consolidated Leverage Ratio, as defined in the Credit Agreement. The highest Applicable Rate applies when the Consolidated Leverage Ratio exceeds 2.00:1.00. Based on rates in effect on the date hereof, the Company currently expects to make monthly interest payments of approximately $100,000 with respect to the Term Loan, which interest payments will be subject to adjustment in accordance with the terms of the Credit Agreement. Upon certain defaults, including failure to make payments when due, interest becomes payable at a higher default rate.
Borrowings under the Revolver are subject to the satisfaction of numerous conditions precedent at the time of each borrowing, including the continued accuracy of the Company’s representations and warranties and the absence of any default under the Credit Agreement.
The Credit Agreement contains two financial covenants, a Maximum Consolidated Leverage Ratio and a Minimum Consolidated Fixed Charge Coverage Ratio, each as defined in the Credit Agreement. The Maximum Consolidated Leverage Ratio is initially 2.25:1.00 and declines to 1.50:1.00 on December 31, 2014 and to 1.00:1.00 on September 30, 2015. The Minimum Consolidated Fixed Charge Coverage Ratio may not be less than 1.25:1.00 at any time after December 31, 2014. The Credit Agreement imposes certain other affirmative and negative covenants, including without limitation covenants with respect to the payment of taxes and other obligations, compliance with laws, entry into material contracts, creation of liens, incurrence of indebtedness, investments, dispositions, fundamental changes, restricted payments, changes in the nature of the Company’s business, transactions with affiliates, corporate and accounting changes, and sale and leaseback arrangements.
The Company’s obligation to repay loans under the Credit Agreement could be accelerated upon a default or event of default under the terms of the Credit Agreement, including certain failures to pay principal or interest when due, certain breaches of representations and warranties, the failure to comply with the Company’s affirmative and negative covenants under the Credit Agreement, a change of control of the Company, certain defaults in payment relating to other indebtedness, the acceleration of payment of certain other indebtedness, certain events relating to the liquidation, dissolution, bankruptcy, insolvency or receivership of the Company, the entry of certain judgments against the Company, certain events relating to the impairment of collateral or the Lender’s security interest therein, and any other material adverse change with respect to the Company.
General
The foregoing description of the terms and conditions of the Share Purchase Agreement, the Credit Agreement, the Notes, the Security Agreement and the Pledge Agreements is only a summary and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, the Credit Agreement, the Notes, the Security Agreement and the Pledge Agreements filed as exhibits to this report, which are incorporated by reference herein.

The agreements filed as exhibits to this report contain representations and warranties that were made solely for the benefit of the parties to those agreements. These representations and warranties may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements, may apply standards of materiality that differ from those of investors, may have constituted an allocation of risk and responsibility among the parties rather than statements of fact, and were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date or dates that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 2, 2014, the Company received written confirmation from Bank of America, N.A. that all obligations of the Company owing to Bank of America, N.A. under the Amended and Restated Credit and Security Agreement dated as of July 17, 2003 and the Amended and Restated Revolving Credit Note dated as of May 9, 2013 in the principal amount of $30.0 million, each as amended to date (together, the “Prior Credit Facility”), had been paid and satisfied in full. The written confirmation indicated that the Prior Credit Facility and all documents relating thereto were terminated and of no further force and effect.

The material terms of the Prior Credit Facility, filed as Exhibits 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19, 10.20 and 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Annual Report”), are described in the Annual Report under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Borrowing Arrangements” and are incorporated by reference herein.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.01 by reference.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial Statements of Businesses Acquired
The financial statements required by this item will be filed by amendment within 71 calendar days after the date on which this report must be filed.
(b) Pro Forma Financial Information
The pro forma financial statements required by this item will be filed by amendment within 71 calendar days after the date on which this report must be filed.
(d) Exhibits

Exhibit No.	Description
2.1*	Share Purchase Agreement, dated as of July 2, 2014, by and between KVH Media Group Limited and Nigel Cleave

10.1	Credit Agreement, dated as of July 1, 2014, by and between Bank of America, N.A., The Washington Trust Company and KVH Industries, Inc.

10.2 10.3 10.4 10.5
Term Notes, dated as of July 1, 2014, by and between KVH Industries, Inc. and each of Bank of America, N.A. and The Washington Trust Company

Revolving Credit Notes, dated as of July 1, 2014, by and between KVH Industries, Inc. and each of Bank of America, N.A. and The Washington Trust Company

Security Agreement, dated as of July 1, 2014, by and between Bank of America, N.A. and KVH Industries, Inc.

Pledge Agreements, dated as of July 1, 2014, by and between Bank of America, N.A. and KVH Industries, Inc. with respect to KVH Industries A/S and KVH Industries U.K. Limited

*	Certain schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish copies thereof to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: July 3, 2014	BY:	/s/ PETER A. RENDALL
Peter A. Rendall
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Share Purchase Agreement, dated as of July 2, 2014, by and between KVH Media Group Limited and Nigel Cleave

10.1	Credit Agreement, dated as of July 1, 2014, by and between Bank of America, N.A., The Washington Trust Company and KVH Industries, Inc.

10.2 10.3 10.4 10.5
Term Notes, dated as of July 1, 2014, by and between KVH Industries, Inc. and each of Bank of America, N.A. and The Washington Trust Company

Revolving Credit Notes, dated as of July 1, 2014, by and between KVH Industries, Inc. and each of Bank of America, N.A. and The Washington Trust Company

Security Agreement, dated as of July 1, 2014, by and between Bank of America, N.A. and KVH Industries, Inc.

Pledge Agreements, dated as of July 1, 2014, by and between Bank of America, N.A. and KVH Industries, Inc. with respect to KVH Industries A/S and KVH Industries U.K. Limited

*	Certain schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish copies thereof to the Securities and Exchange Commission upon request.